UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2014

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Neil K. Warma, President and Chief Executive Officer of Opexa Therapeutics, Inc. (the “Company”), will discuss the Company’s financial results for the quarter ended March 31, 2014 and the status of the Company’s Abili-T clinical trial progress during the Company’s first quarter earnings call on Wednesday, May 14, 2014 at 5:00 p.m. EDT.  To listen to the conference call, dial in approximately ten minutes before the scheduled 5:00 p.m. time to (253) 237-1170 or toll free at (877) 372-0867.  Please reference conference ID 44945084 or the Opexa Therapeutics Earnings Call.  A live webcast of the call can also be accessed via the webcast link on the Investor Relations page of Opexa’s website (www.opexatherapeutics.com).

A copy of the press release issued by the Company on May 13, 2014 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 8.01.	Other Events.

On May 13, 2014, the Company announced that it has reached the targeted enrollment in its Phase IIb clinical trial in Secondary Progressive Multiple Sclerosis (“SPMS”).  As of such date, 180 patients with SPMS have been randomized in the Company’s Phase IIb “Abili-T” clinical study of Tcelna (imilecleucel-T), a novel T-cell immunotherapy for the treatment of Multiple Sclerosis (“MS”).   The Company will allow patients who are currently in the screening process at the time of full enrollment and who meet the trial’s entry criteria to also be enrolled.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release issued by Opexa Therapeutics, Inc. on May 13, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	May 13, 2014	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Opexa Therapeutics, Inc. on May 13, 2014.